Exhibit 10.1(b)

AMENDMENT NO. 4 TO THE AMENDED AND RESTATED

FUJITSU DISTRIBUTION AGREEMENT DATED DECEMBER 21, 2005

This AMENDMENT NO. 4 (this “Amendment No. 4” ) to the Amended and Restated Fujitsu Distribution Agreement dated December 21, 2005, as amended effective as of October 1, 2007, September 30, 2008, and January 15, 2009, originally entered into between Spansion Inc., a Delaware corporation (“Spansion”), and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and succeeded to by Fujitsu Microelectronics Limited, a Japanese corporation (“FML”), effective as of March 21, 2008 (the “Agreement”), is entered into as of the dates set forth below and effective as of February 23, 2009.

Whereas, Spansion and FML wish to further extend the Agreement and modify the Agreement, it is agreed that the Agreement shall be amended as follows:

1.	The first sentence of Section 20.1 Term of the Agreement is amended to read in its Entirety as follows:

This Agreement will be effective as of the Effective Date, and will continue in full force and effect until the earlier of (a) the effective date of a new, successor distribution agreement between Spansion Japan Limited and Fujitsu Electronics Inc. (“New Agreement”) or (b) April 25, 2009, unless terminated as set forth in this Section 20 (“Term”).

All terms and conditions of the Agreement not specifically amended by this Amendment No. 4 shall remain unchanged and in full force and effect.

Spansion Inc.		Fujitsu Microelectronics Limited

/s/ Jeff Davis		/s/ Koichi Ishizaka

Name:	Jeff Davis	Name:	Koichi Ishizaka

Title:	Exec. Vice President	Title:	Corporate Senior Vice President

Date:	2/25/09	Date:	2/23/09